Exhibit 10.16

ACQUISITION AGREEMENT AMENDMENT

This ACQUISITION AGREEMENT AMENDMENT is entered into and made effective as of the 31st day of October, 2011 (the “Amendment Date”) by and between GBS Enterprises, Inc., a Nevada Corporation (“GBS” or “Buyer”); SD Holdings Ltd., a Mauritius Corporation (“SYN”), having an office at 608 St. James Court, St. Denis Street, Port Louis, Mauritius; and the shareholders of SYN (“SHR”), owning 100% of issued and outstanding shares of SYN (combined as the “Seller” and represented by Madan S. Kumar, the SHR Representative) as an Amendment to the Acquisition Agreement signed by the Parties effective the 27th day of September 2011.

By this Amendment, the Parties hereby mutually agree to

a)	Postpone the Closing Date which was scheduled on November 1, 2011 as per the Acquisition Agreement signed by the Parties effective the 27th day of September 2011 to November 30, 2011.

b)	Amend Section 4.4 in the Acquisition Agreement signed by the Parties effective the 27th day of September 2011 to read as below:

“If the conditions and delivery of documents as listed above are not fulfilled by either party on or before December 16th, 2011, this agreement will be terminated on December 16th, 2011 without prejudice to either party.”

All other terms of the Acquisition Agreement signed by the Parties effective the 27th day of September remain unchanged.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first written above.

GBS ENTERPRISES, INC.

BY:	/s/ Joerg Ott
JOERG OTT
ITS:	CEO

SD HOLDINGS Ltd.

BY:	/s/ Madan S. Kumar
Madan S. Kumar
ITS:	REPRESENTATIVE

SYN SHAREHOLDERS.

BY:	/s/ Madan S. Kumar
Madan S. Kumar
ITS:	REPRESENTATIVE